Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Jaimin R. Patel hereby constitutes and appoints Samuel R. Saks, M.D., Matthew K. Fust and Carol A. Gamble, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-1 (File No. 333-141164) of Jazz Pharmaceuticals, Inc. (including post-effective amendments), and to sign any registration statement for the same offering covered by such Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 11th day of May, 2007.

By:	/s/ JAIMIN R. PATEL
Jaimin R. Patel